Exhibit 10.2
EQUITY COMMITMENT AGREEMENT
This Equity Commitment Agreement (this "Agreement"), dated as of August 7, 2015, is entered into between Globalstar, Inc. ("Globalstar") and Thermo Funding Company LLC ("Thermo").
Recitals:
WHEREAS, Globalstar is party to the Amended and Restated COFACE Facility Agreement effective 21 August 2013 (as amended, the "COFACE Agreement"), between, among others, Globalstar, BNP Paribas as the Security Agent ("Paribas") and the lenders thereunder, pursuant to which Globalstar is indebted to the lenders in the principal amount of approximately $579,071,000 as of the date hereof;
WHEREAS, Globalstar desires to enter into a Second Global Amendment and
Restatement Agreement dated 7 August 2015 (the "GARA") among the Company, certain subsidiaries of Globalstar, Paribas and the other parties to the COFACE Agreement;
WHEREAS, pursuant to the GARA, the COFACE Agreement will be amended and restated in the form attached to the GARA (the "A&R COFACE Agreement");
WHEREAS, Paribas and the lenders are willing to enter into the GARA only if Lender enters into a Second Thermo Group Undertaking Letter pursuant to which Thermo shall agree to provide up to $30 million in additional cash equity investments in the Borrower under the conditions set forth in the GARA; and
WHEREAS, Thermo is only willing to enter into the Equity Commitment and the GARA if Globalstar and Thermo enter into this Agreement and Thermo receives a fee from Globalstar as provided in the Second Amended and Restated Loan Agreement of even date herewith.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:
1. Equity Commitments. Subject to the terms and conditions contained in this
Agreement, Thermo hereby agrees to make, or cause to be made, available up to $30 million in additional cash equity investments in Globalstar (the "Equity Commitment") pursuant to the terms set forth in the GARA. The parties hereto agree that the price per share that Thermo shall pay to acquire the shares pursuant to the Equity Commitment shall be established using the same method as used to establish the price per share of common stock to be issued by Globalstar pursuant to the Stock Purchase Agreement dated August , 2015, between Globalstar and Terrapin Opportunity Fund, L.P. (the "SPA"), and that the issuance of the shares shall be issued in compliance with federal and state securities laws in a manner determined by Globalstar. Any issuances to Thermo pursuant to the Equity Commitment shall be limited to 19.9% of Globalstar's outstanding voting common stock on the date hereof unless and until stockholder approval of the SPA and the Equity Commitment have been obtained in compliance with applicable NYSE MKT rules, and further provided if the issuance of shares of common stock pursuant to the Equity Commitment or this Agreement or the exercise or conversion of any security issued pursuant thereto or hereto would constitute a "Change of Control," "Default," or "Event of Default" under any agreement applicable to Globalstar, Globalstar shall issue to Thermo, in lieu of such shares, an equal number of shares of its non-voting common stock.
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2.Successors and Assigns. Neither party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other party. Subject to the preceding, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.
3.Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as: this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof; and the prohibited nature, invalidity or enforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace any prohibited, invalid or unenforceable provision with a valid provision, the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision.
4.Entire Agreement. Amendment. This Agreement and the documents referenced herein contain the entire agreement of the parties hereto and, except as specifically set forth herein, neither Thermo nor Globalstar makes any other representation, warranty, covenant or undertaking to the other with respect to the matters set forth herein. No provision of this Agreement may be amended, waived, terminated or otherwise modified other than by an instrument in writing signed by Thermo and Globalstar. Any amendment to this Agreement made in conformity with the provisions of this Section 4 shall be binding on all parties. No provision hereof may be waived other than by an instrument in writing signed by the party granting such waiver.
5.Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors, legal representatives and assigns of each.
6.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the .same instrument.

7. Applicable Law. This Agreement shall be governed by the laws of the State of
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Delaware, without regard to the choice of law rules thereof.
[signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first above written.
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THERMO FUNDING COMPANY LLC
By:/s/ James Monroe III
James Monroe III
Manager
GLOBALSTAR, INC.
By: /s/ L. Barbee Ponder IV
L. Barbee Ponder IV
General Counsel & VP Regulatory Affairs

SECOND AMENDED AND RESTATED LOAN AGREEMENT
Second Amended and Restated Loan Agreement (this “Agreement”) dated as of 7August 2015, between Globalstar, Inc., a Delaware corporation (the "Borrower"), and Thermo Funding Company LLC, a Colorado limited liability company (the "Lender").
Recitals:
1.The Borrower is party to the Amended and Restated COFACE Facility Agreement effective 21 August 2013 (as amended, the “COFACE Agreement”), between, among others, the Borrower, BNP Paribas as the Security Agent ("Paribas") and the lenders thereunder, pursuant to which the Borrower is indebted to the lenders in the principal amount of approximately $579,071,000 as of the date hereof.
2.    As a condition precedent to any borrowings under the COFACE Agreement, the Borrower established an account with Paribas under the Accounts Agreement (as defined in the COFACE Agreement) entitled the Debt Service Reserve Account (the "DSRA").
3.    Pursuant to a Loan Agreement dated as of 25 June 2009 (the “Original Agreement”), as amended and restated by the Amended and Restated Loan Agreement dated as of 31 July 2013 (the “Prior Agreement”), the Borrower is indebted to the Lender as of the date hereof in the amount of $73.1 million, including accrued and capitalized interest (the “Loans”) to fund the DSRA and for other corporate purposes.
4.    The Borrower desires to enter into a Second Global Amendment and Restatement Agreement dated 7 August 2015 (the “GARA”) among the Borrower, the Lender, certain subsidiaries of the Borrower, Paribas and the other parties to the COFACE Agreement.
5.    Pursuant to the GARA, the COFACE Agreement will be amended and restated in the form attached to the GARA (the “A&R COFACE Agreement”).
6.    Paribas and the lender are willing to enter into the GARA only if Lender enters into a Second Thermo Group Undertaking Letter pursuant to which Lender shall agree to provide up to $30 million in additional cash equity investments in the Borrower under the conditions set forth in the GARA (the “Equity Commitment”).
7.    Lender is only willing to enter into the Equity Commitment and the GARA if the Borrower and Lender enter into this Agreement and enter into an Equity Commitment Agreement setting forth the terms of the Equity Commitment (the “Commitment Agreement”) and the Lender receives the consideration for the Equity Commitment from the Borrower as provided in Section 2(b) herein.
8.    In connection with the closing of the transactions contemplated by the GARA, the Borrower and the Lender desire to amend and restate the Prior Agreement as set forth herein, pursuant to which the Loans will be evidenced by an updated note.
The Borrower and the Lender hereby agree as follows:

1.    Amendment and Restatement. The Prior Agreement is hereby amended and restated as set forth herein.

2.    Loans.
a.    Pursuant to the Prior Agreement, the Borrower is currently indebted to the Lender in the amount of $[] with respect to the Loans.
b.    As consideration for the Lender entering into the Equity Commitment and Commitment Agreement and being obligated thereby, the principal amount of the Loans as of the date hereof is increased by $6.0 million. The Loans, with the principal amount so increased, shall be evidenced by an Amended and Restated Subordinated Promissory Note in the form of Exhibit A hereto (the “New Note”).
c.    The Lender has no obligation to make any additional loans under this Agreement.
3.    Interest.
a.    The outstanding principal amount of the Loans shall continue to bear interest at the rate of 12% per annum, accruing monthly in arrears on the last day of each month.
b.    Interest accruing on the Loans as provided in Section 3(a) shall not be payable currently but shall be capitalized and added to the outstanding principal amount of the Loans.
4.    Payments.
a.    Payment and receipt of any amount of the Loans are subject in all respects to the terms of the Subordination Deed (as defined below).
b.    The Loans shall become immediately due and payable in full upon:

(i)	any Borrower Change in Control (as defined in the A&R COFACE Agreement) or

(ii)	any acceleration of the maturity of the indebtedness under the A&R COFACE Agreement, provided that the Lender will not take any action to recover any sum due in accordance with this clause 4(a) unless permitted by and in accordance with the Subordination Deed.
c.    Unless previously paid, the Loans shall be due and payable six months after all obligations under the A&R COFACE Agreement have been paid in full.
d.    If a Fundamental Change (as defined in the Fourth Supplemental Indenture by and among the Borrower and U.S. Bank National Association, as Trustee, dated as of May 20, 2013 (the “Indenture”)) occurs prior to the repayment in full of the Loans, the Borrower shall pay to the Lender, together with the repayment of the Loans, additional interest in an amount equal to the applicable Fundamental Change Make-Whole Amount (as defined in the Indenture).
5.    Subordination. All obligations of the Borrower to the Lender under this Agreement are subordinated to the Borrower’s obligations under the A&R COFACE Agreement and are subject to the provisions of the Subordination Deed between the Borrower, the Lender and BNP Paribas, as Security Agent, dated 5 June 2009, as amended and restated by a Global Deed of Amendment and Restatement dated 31 July 2013 (the “Subordination Deed”), a copy of which is attached hereto as Exhibit B. The Subordination Deed is for the benefit of and enforceable by the lenders under the A&R COFACE Agreement, provided that the Lender may not require the Borrower to do anything under this Agreement which is inconsistent with the obligations of the parties to the Subordination Deed or seek any remedies for the failure of the Borrower to do anything under this Agreement that is inconsistent with the Borrower’s obligations under the Subordination Deed or the other Finance Documents (as such term is defined in the A&R COFACE Agreement).
6.    Warrant. As additional consideration for the Lender entering into the Original Agreement and making the original Loans, on June 25, 2009, the Borrower issued to the Lender a warrant (the “Warrant”). The Warrant shall remain in full force and effect in accordance with its terms.
7.    Conversion, et al.
a.    At any time after receipt of stockholder approval of this Agreement, he Lender may convert all or part of the Loans, including any accrued interest thereon, into shares of Common Stock (as defined in the Indenture) of the Borrower upon the terms of Article IX of the Indenture as if the Loans were Securities (as defined in the Indenture).
b.    Section 2.01(g) of the Indenture shall also apply to the Loans as if the Loans were Securities.
c.    Notwithstanding the foregoing, Sections 9.06(b) and (c) and Section 9.9 of the Indenture shall not apply to any conversion of the Loans. Furthermore, notwithstanding anything herein, and for the avoidance of doubt, nothing in this Agreement or the Promissory Note, and nothing in the Indenture, shall permit the Lender to receive, or the Borrower to make, a cash payment on account of all or part of the Loans (including any accrued interest thereon) or any shares of Common Stock into which all or part of the Loans (including any accrued interest thereon) were converted unless such payment is permitted pursuant to the Subordination Deed.
d.    No amendment to the terms of the Indenture after the date hereof shall be applicable to the terms of the Indenture as incorporated in this Agreement without the prior written consent of the Lender.
e.    Any reference in the terms of the Indenture incorporated in this Agreement to the “Trustee” or the “Conversion Agent” shall be deemed to refer to the Borrower for the purposes of this Agreement.
f.    If the issuance of shares of Common Stock to the Lender upon the conversion of the Loans would constitute a “Change of Control,” “Default” or “Event of Default” under any agreement applicable to the Borrower, the Borrower shall issue to the Lender, in lieu of such shares, an equal number of shares of its non-voting common stock.
8.    Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender, with respect to the transactions contemplated hereby (collectively, the “Transaction”) as of the date hereof, as follows:
a.    Organization and Authority. The Borrower has all requisite power and authority to enter into this Agreement and to consummate the Transaction. The Borrower is duly incorporated and validly existing under the laws of the State of Delaware. The execution and delivery by the Borrower of this Agreement, the New Note and the Warrant and the consummation by the Borrower of the Transaction have been duly authorized. This Agreement, the New Note and the Warrant, when duly executed and delivered by the Borrower, will constitute a legal, valid, and binding obligations of the Borrower, enforceable against it in accordance with their respective terms; except as the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles whether in a proceeding in equity or at law.
b.    Noncontravention. The execution and delivery of this Agreement, the New Note and the Warrant, the consummation of the Transaction and the fulfillment of and compliance with the terms and conditions hereof and thereof do not and will, not with the passing of time or giving of notice (i) result in a violation of the organizational documents of the Borrower, (ii) violate any law, rule, regulation, provision of any judicial or administrative order, award, judgment or decree applicable to the Borrower, or (iii) conflict with, result in a breach of or right to cancel or constitute a default under any agreement, or instrument to which the Company is a party, by which the Borrower is bound or to which the Borrower is subject.
c.    Title. Upon exercise of the Warrant in accordance with its terms, or the conversion of the Loans in accordance with the terms of this Agreement, the Lender will obtain good, valid and transferable title to the shares subject to the Warrant (the “Warrant Shares”) or to the New Note (the “Loan Shares”), as the case may be, free and clear of all liens, claims and encumbrances whatsoever, and all of the Warrant Shares and Loan Shares when issued will be validly authorized, duly issued and outstanding, fully paid and non-assessable.
d.    Shares. The Borrower is issuing the New Note, the Warrant and any Warrant Shares or Loan Shares pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”).
e.    Broker. No officer, director, employee or third party shall be entitled to receive any brokerage commissions or similar compensation in connection with the Transaction based on any arrangement or agreement made by or on behalf of the Borrower.
f.    Acknowledgement. The Borrower acknowledges that the Lender has not made any representations or warranties to it except to the extent of the representations and warranties of the Lender in this Agreement.
9.     Representations and Warranties of the Lender. The Lender hereby represents and warrants to the Borrower as follows:
a.    Organization and Authority. The Lender has all requisite power and authority to enter this Agreement and to consummate the Transactions contemplated hereby. The Lender is duly organized or formed and validly existing as a limited liability company and in good standing under the laws of the State of Colorado. The execution and delivery by the Lender of this Agreement and the consummation by the Lender of the Transaction have been duly authorized. This Agreement, when duly executed and delivered by the Lender will constitute a legal, valid and binding obligation of the Lender in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles whether in a proceeding in equity or at law.
b.    Noncontravention. The execution and delivery of this Agreement, the consummation of the Transaction and the fulfillment of and compliance with the terms and conditions hereof do not and will not with the passing of time or giving of notice (i) result in a violation of the organizational documents of the Lender, (ii) violate any law, rule, regulation, provision of any judicial or administrative order, award, judgment or decree applicable to the Lender or (iii) conflict with, result in a breach of or right to cancel or constitute a default under any agreement or instrument to which the Lender is a party, by which the Lender is bound or to which the Lender is subject.
c.    Securities Act. The Lender is acquiring the New Note, the Warrant, any Warrant Shares and any Loan Shares for its own account for investment only and not with any view towards the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

d.    Lender's Qualifications. The Lender is an "accredited investor” as defined in Regulation D under the Securities Act of 1933 (the “Securities Act”).

e.    Transfer or Resale. The Lender understands that the New Note, the Warrant and any Warrant Shares or Loan Shares have not been and are not being registered under the Securities Act or any state securities laws and may not be offered for sale, sold, assigned or transferred without registration under the Securities Act or an exemption therefrom, and that the exemption of the Transaction is Section 4(2) of the Securities Act. The Lender understands that a legend restricting transfer except in compliance with the Securities Act will be reflected on the certificates or records representing the New Note, the Warrant and any Warrant Shares or Loan Shares.
f.    Broker. No officer, director, employee or third party shall be entitled to receive any brokerage commissions or similar compensation in connection with the Transaction contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Lender.
g.    Acknowledgements. The Lender acknowledges that the Borrower has not made any representations or warranties to it except to the extent of the representations and warranties of the Borrower in this Agreement.
10.    Reporting. Each party is responsible for making and shall make its own required reports with the Securities and Exchange Commission regarding the Transaction.
11.    Survival. The representations and warranties of the Lender and the Borrower contained in Sections 8 and 9, respectively, and the covenant in Section 10 shall survive this Agreement.
12.    Successors and Assigns. Neither party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other party. Subject to the preceding, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.
13.    Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or enforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change; the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or enforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
14.    Entire Agreement; Amendment. This Agreement supersedes the Prior Agreement, and, except as specifically set forth herein, neither the Lender nor the Borrower makes any other representation, warranty, covenant or undertaking to the other with respect to the matters set forth herein. No provision of this Agreement or the Note shall be deemed to modify, amend or waive any of the terms of, or rights and obligations arising from, the Subordination Deed. No provision of this Agreement may be amended, waived, terminated or otherwise modified other than by an instrument in writing signed by the Lender and the Borrower. Any amendment to this Agreement made in conformity with the provisions of this Section 14 shall be binding on all parties. No provision hereof may be waived other than by an instrument in writing signed by the party granting such waiver.
15.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors, legal representatives and assigns of each.
16.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the .same instrument.
17.    Applicable Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to the choice of law rules thereof.
[signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first above written.

THERMO FUNDING COMPANY LLC
By:/s/ James Monroe III
James Monroe III
Manager
GLOBALSTAR, INC.
By: /s/ L. Barbee Ponder IV
L. Barbee Ponder IV
General Counsel & VP Regulatory Affairs

Exhibit A
Form of Note

THE RIGHTS OF PAYEE UNDER THIS NOTE ARE SUBJECT TO THE TERMS OF
THE SUBORDINATION DEED DATED 22 JUNE 2009 AMONG PAYEE, MAKER, BNP
PARIBAS, AS COFACE AGENT, AND BNP PARIBAS, AS SECURITY AGENT, AS
AMENDED AND RESTATED PURSUANT TO A GLOBAL DEED OF AMENDMENT
AND RESTATEMENT DATED 31 JULY 2013 (THE "SUBORDINATION DEED")

AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE
Dated as of August , 2015
FOR VALUE RECEIVED, Globalstar, Inc., a Delaware corporation ("Maker"), promises to pay to the order of Thermo Funding Company LLC, a Colorado limited liability company, or its assigns ("Payee"), in lawful money, the principal sum of $[ ] or such other amount as it may be obligated to pay pursuant to the terms of the Agreement (as defined below).
This Amended and Restated Promissory Note (this "Note") has been executed and delivered pursuant to that certain Second Amended and Restated Loan Agreement dated as of August , 2015 by and between Payee and Maker, as the same may be amended, restated, supplemented, and/or renewed from time to time (the "Agreement"), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.
1.    PAYMENTS
1.1    PRINCIPAL AND INTEREST
The principal, and all accrued interest thereon, represented by this Note shall be paid as and when provided in the Agreement. Interest on the principal shall accrue and be capitalized as provided in the Agreement. Payment and receipt of any amount with respect to this Note are subject in all respects to the terms of the Subordination Date.
2.1    MANNER OF PAYMENT
All payments of principal and interest on this Note shall be made at Payee's principal place of business in Denver, Colorado or at such other place as Payee shall designate to Maker in writing. If any payment of principal or interest on this Note is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday, or legal holiday in the State of Colorado.

3.1 PREPAYMENT

Subject to the provisions of the Subordination Deed, without premium or penalty, and at any time and from time to time, Maker may prepay all or any portion of the outstanding principal balance due under this Note. Any partial prepayments on this Note shall be applied first toward accrued but unpaid interest and next toward principal payments in the inverse order of their maturity.
1.4. SUBORDINATION
All of the rights of Payee under this Note and the Agreement are subject to subordination as provided in the Agreement and the Subordination Deed.
1.5 CONVERSION
Payee may convert the principal amount of, and any accrued interest under, this Note into equity securities of Maker as provided in the Agreement.
2.    DEFAULTS
1.2    EVENTS OF DEFAULT
The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default under this Note ("Event of Default"):
1.If Maker fails to pay when due any payment of principal or interest on this Note and such failure continues for fifteen (15) days after Payee notifies Maker of such failure in writing.
2.If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker: (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a trustee, receiver, assignee, liquidator, or similar official; (iv) makes an assignment for the benefit of its creditors; or (v) admits in writing its inability to pay its debts as they become due.
3.If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against Maker in an involuntary case; (ii) appoints a trustee, receiver, assignee, liquidator, or similar official for Maker or substantially all of Maker's properties; or (iii) orders the liquidation of Maker, and in any of the foregoing cases the order or decree is not dismissed within 60 days.
2.2    NOTICE BY MAKER
Maker shall notify Payee in writing within five days after the occurrence of any Event of Default of which Maker acquires knowledge.

3.2 REMEDIES

If an Event of Default occurs under this Note (unless all Events of Default have been cured or have been waived by Payee), Payee may, at its option: (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest hereon, immediately due and payable , and which shall bear interest at the rate of 12% per annum, regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note.
Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Section 2.3, including, without limitation, reasonable attorneys' fees.
3.    MISCELLANEOUS
1.3 WAIVER
The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. No failure or delay in exercising, or single or partial exercise of, any right, power, or privilege by Payee under this Note will operate as a waiver of such right, power, or privilege or will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law: (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest, and notice of dishonor and protest.
2.3 SEVERABILITY
If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
3.3    GOVERNING LAW
This Note shall be governed by and construed under the laws of the State of Delaware, without regard to conflicts-of-laws principles that would require the application of any other law.
4.3    PARTIES IN INTEREST
This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker. Subject to the preceding sentence, this Note will be binding in all respects upon Maker and inure to the benefit of Payee and its successors and assigns. This Note supercedes and replaces the Subordinated Promissory Note dated as of July 31, 2013.

5.3    SECTION HEADINGS; CONSTRUCTION
The headings of sections in this Note are provided for convenience only and will not affect its construction or interpretation.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

GLOBALSTAR, INC.
By:
Name:
Title: